Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated April __, 2024, with respect to the financial statements of Kindly MD, Inc. as of and for the years ended December 31, 2023 and 2022, in this Registration Statement on Form S-1/A. We also consent to the reference of our firm under the caption “Experts” in this registration statement.

/s/ Sadler, Gibb and Associates, LLC

Draper, UT

April 9, 2024